UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784

(Commission

File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, with zip code)

(408) 962-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Trident Microsystems, Inc. (“Trident” or the “Company”) is releasing its operating and financial results for the quarter and fiscal year ended December 31, 2011 as Exhibit 99.1 to this form 8-K. The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Included in Exhibit 99.1 is unaudited financial information prepared on a Generally Accepted Accounting Principles (“GAAP”) basis, as well as certain non-GAAP information. As required by Regulation G, the financial tables for the quarter and fiscal year ended contain a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures. To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss, non-GAAP gross margin and non-GAAP expenses give an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the Company’s core operating results. In addition, these non-GAAP measures as a percentage of net revenues are used to identify key trends in performance and measure key results against objectives. These non-GAAP measures are among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, legal settlements, restructuring charges, expenses related to software license fees, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income.

The year end financial results have not been audited.

Item 8.01.	Other Events.

As previously disclosed, on January 4, 2012 Trident and its wholly-owned subsidiary, Trident Microsystems (Far East) Ltd, a Cayman Islands corporation, (together with Trident “the Debtors”) filed voluntary petitions (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On February 29, 2012 the debtors filed their monthly operating report for the reporting period January 2012 with the Bankruptcy Court. The January monthly operating reports are collectively furnished with this Current Report on Form 8-K as Exhibit 99.2.

The monthly operating report contains unaudited financial information which has not been reviewed by independent accountants, is limited to the debtors and is in a format prescribed by applicable bankruptcy laws. The financial information related to the debtors included in the monthly operating report has been prepared to conform with specific instructions from the U.S. Trustee and is not presented in accordance with generally accepted accounting principles (“GAAP”) or SEC regulations applicable to financial statements contained in periodic reports filed with the SEC. Preparation of the debtors’ financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the monthly operating reports.

The monthly operating report also contains information for periods that are different from those contained in the reports the Company has filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Such information also may not be indicative of the financial condition or operating results of the Company and its subsidiaries for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act, or of future results. The financial information in the monthly operating report is not presented on a consolidated basis and does not present the consolidated results of the Company. Accordingly, the financial statements in the monthly operating reports cannot be compared with the consolidated financial condition and results of operations that the Company has reported in its Exchange Act filings.

While every effort has been made to assure the accuracy and completeness of the monthly operating report, errors or omissions may have inadvertently occurred and the Company reserves the right to amend the monthly operating report as necessary.

Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/trident.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Quarterly and Annual Operating Reports for the period ended December 31, 2011 (unaudited)

Exhibit 99.2	Operating results for the period from January 4 to January 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012

TRIDENT MICROSYSTEMS, INC.

/s/ DAVID L. TEICHMANN
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary

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